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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
WEST SUBURBAN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2001

Notice of 2001
Annual Meeting
and
Proxy Statement

WEST
SUBURBAN
BANCORP,
INC.

[LOGO] WEST SUBURBAN BANCORP, INC.
711 South Meyers Road
Lombard, Illinois 60148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 9, 2001

To the Shareholders of West Suburban Bancorp, Inc.

    Notice is hereby given that the Annual Meeting of Shareholders of West Suburban Bancorp, Inc., an Illinois corporation ("West Suburban"), will be held on Wednesday, May 9, 2001, at 8:00 A.M. local time, at West Suburban's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148. West Suburban is the parent bank holding company of West Suburban Bank, Lombard, Illinois (the "Bank," and together with West Suburban, the "Company"). The Annual Meeting will be held for the purpose of considering and acting upon:

  1.
  the election of five directors of West Suburban;

  2.
  the ratification of the engagement of Crowe, Chizek and Company LLP as the independent auditors of the Company for the year ending December 31, 2001; and

  3.
  such other business as may properly come before the meeting or any adjournment or postponements thereof.

    The Board of Directors has set the close of business on March 15, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In the event that there are not sufficient votes to establish a quorum or to approve or ratify the proposals to be considered at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. The transfer books of West Suburban will not be closed.

By Order of the Board of Directors,
March 29, 2001 Lombard, Illinois	/s/ Kevin J. Acker
Kevin J. Acker Chairman of the Board

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY PROMPTLY.

[LOGO] WEST SUBURBAN BANCORP, INC.

PROXY STATEMENT

    These proxy materials are furnished in connection with the solicitation by the Board of Directors of West Suburban Bancorp, Inc. ("West Suburban") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 9, 2001, at 8:00 A.M. local time, at West Suburban's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, and any adjournment or postponement thereof.

    The Board of Directors would like to have all shareholders represented at this year's Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign your proxy, then return it to West Suburban in the accompanying envelope. No postage needs to be affixed if you mail your proxy in the United States. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Unless revoked prior to its exercise, any proxy given pursuant to this solicitation will be voted at the Annual Meeting.

    The Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of proxy will first be mailed to the shareholders of West Suburban on or about March 30, 2001. Your proxy is solicited by the Board of Directors and the cost of the solicitation, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock of West Suburban, will be paid by West Suburban. Additionally, proxies may be solicited by personal interview, telephone or telegram by the officers, employees or directors of West Suburban or its subsidiary, none of whom will receive any compensation for such solicitation in addition to his or her regular compensation.

    West Suburban is a bank holding company registered under the Bank Holding Company Act of 1956. West Suburban's subsidiary, West Suburban Bank, Lombard, Illinois, is an Illinois state-chartered bank and may be referred in this Proxy Statement as the "Bank." West Suburban and the Bank may be referred to collectively in their Proxy Statement as the "Company."

    As of March 15, 2001, there were 432,495 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters submitted to the shareholders and West Suburban's Articles of Incorporation (as amended, the "Articles of Incorporation") do not provide for cumulative voting.

    Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing written notice of such revocation with the Secretary of West Suburban, submitting a duly executed proxy bearing a later date, or appearing at the Annual Meeting and giving the Secretary of West Suburban notice of his or her intention to vote in person.

    A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes are not considered present at the Annual Meeting and are not counted in determining whether a quorum is present. In the election of directors and all other matters voted upon, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting shall constitute shareholder approval. With respect to all matters, abstentions and broker non-votes will be counted as "no" votes in determining the number of shares voted for or against any proposal.

    An Annual Report for the year ending December 31, 2000, containing financial and other information pertaining to the Company, is included herewith. The consolidated financial statements of the Company, which are contained in the Annual Report, are incorporated herein by reference. The mailing address of West Suburban's principal executive offices is 711 South Meyers Road, Lombard, Illinois 60148.

PROPOSAL 1: ELECTION OF DIRECTORS

    At the Annual Meeting on May 9, 2001, five directors are to be elected to serve on the Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named as proxies on the enclosed form of proxy to vote such proxy, unless indicated otherwise by the shareholder giving the proxy, in favor of the election of the nominees named below.

    If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would not be available for election. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required to elect each of the nominees named below to the Board of Directors. The Board of Directors nominates individuals to serve on the Board of Directors. Additionally, the Board of Directors may consider nominations submitted in writing by shareholders.

The Nominees

    Information concerning the nominees for election to the Board of Directors, as of March 15, 2001, is set forth below:

Name	Age	Positions Held with West Suburban	Director Since	Years with West Suburban
Kevin J. Acker	51	Chairman of the Board, Vice President and Director	1986	15
David S. Bell	48	Director	1995	6
Duane G. Debs	44	President, Chief Financial Officer and Director	1997	14
Charles P. Howard	48	Director	1994	7
Peggy P. LoCicero	45	Director	1994	7

    The business experience of each of the above-mentioned nominees for the past five or more years, and certain other biographical information, is set forth below:

    Kevin J. Acker.  Mr. Acker became Chairman of the Board during 1993 and has been a Vice President and director of West Suburban since it was incorporated in 1986. Mr. Acker has served as Senior Vice President of the Bank since May 1997. He received his Master in Business Administration from Indiana University in 1973. Kevin J. Acker is the son of Ralph L. Acker and the brother of Keith W. Acker, Chief Operations Officer and Vice President of West Suburban and President of the Bank, and the brother of Craig R. Acker, director of the Bank.

    David S. Bell.  Mr. Bell served as director of the Bank from 1990 to May 1997. From 1974 to present, he has maintained a certified public accounting practice. Mr. Bell is a partner in Lexington Square Senior and Health Care Centers. He received a Bachelor of Science and a Master in Business Administration degree from Northern Illinois University in DeKalb, Illinois, a Master of Science degree from DePaul University in Chicago, Illinois and his certified public accountant's certificate from the State of Illinois.

    Duane G. Debs.  Mr. Debs is the President and Chief Financial Officer of West Suburban. Mr. Debs served as Vice President of the Bank from 1987 to May 1997, and has served as Senior Vice President of the Bank since May 1997. Mr. Debs has also served as Comptroller of the Bank since 1987. He received a Bachelor of Science degree from Illinois State University in Bloomington/Normal, Illinois and his certified public accountant's certificate from the State of Illinois.

    Charles P. Howard.  Mr. Howard is currently serving as Business Administrator of Parkview Community Church and served as Business Operations Director of Inner City Impact from May 1995 to April 2000. From 1993 to May 1995 he served as Vice President of Howard Concrete Company, Inc. He received a Bachelor of Arts degree from Trinity College and a Master of Arts degree from Wheaton College.

    Peggy P. LoCicero.  Ms. LoCicero served as Cashier of the Bank from 1985 to 1987 and served as director of the Bank from 1987 to May 1997. She received a Bachelor of Arts degree from Elmhurst College in 1977.

    The Board of Directors held five meetings during 2000. All directors attended 100% of the meetings of the Board of Directors.

    The entire Board of Directors is involved in establishing compensation and benefits for the chief executive officer as well as the review of compensation and benefits for the other officers and employees of the Company. The Company has established an advisory committee which makes recommendations to the Board of Directors with regard to matters relating to executive compensation. The members of this advisory committee are Mr. Bell, Ms. LoCicero and Mr. Howard, each of whom are directors of West Suburban as well as Messrs. Walter T. Myers and John G. Williams, each of whom is a director of the Bank. During 2000, this committee met once.

    The Board of Directors has also established an audit committee. The audit committee recommends independent auditors to the Board of Directors, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the Company's books and records are kept in accordance with applicable accounting principles and standards. The members of the audit committee are Messrs. Bell, Myers, Craig A. Acker and Robert W. Schulz. Messrs. Myers, Acker and Schulz are directors of the Bank. During 2000, the audit committee met twelve times.

    In 2000, each director of West Suburban received a monthly Board retainer of $1,000. In addition, during 2000, Mr. Bell received an additional $2,000 for serving on the audit committee of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
SHARES FOR THE ELECTION OF THE NOMINEES

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has engaged Crowe, Chizek and Company LLP ("Crowe Chizek") to audit the financial statements of the Company for the year ended December 31, 2001, subject to the ratification of the engagement by West Suburban's shareholders. A representative of Crowe Chizek is expected to attend the Annual Meeting. If the appointment of the auditors is not ratified, the matter of the appointment of the auditors will be considered by the Board of Directors.

    During April 1999, the Company engaged Crowe Chizek as its independent auditors and dismissed Deloitte & Touche LLP ("Deloitte & Touche"). The decision to dismiss Deloitte & Touche and engage Crowe Chizek was recommended by the Company's Audit Committee and was approved by the Company's Board of Directors based on a periodic review by the Company of its accounting and tax service providers.

    The report of Deloitte & Touche on the Company's consolidated financial statements for the year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1998, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1998, Deloitte & Touche: (a) did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) did not advise the Company that information had come to its attention that had led it to no longer be able to rely on the Company's management representations, or that had made Deloitte & Touche unwilling to be associated with the financial statements prepared by the Company's management; (c) did not advise the Company that it would need to expand significantly the scope of its audit, or that information had come to its attention during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) cause Deloitte & Touche to be unwilling to rely on the Company's management representations or be associated with the Company's consolidated financial statements; and (d) did not advise the Company that information had come to its attention of the type described in subparagraph (c) above, the issue not being resolved to the satisfaction of Deloitte & Touche prior to its dismissal.

    During the Company's fiscal year ended December 31, 1998 and the subsequent period prior to engaging Crowe Chizek, the Company (or anyone on the Company's behalf) did not consult Crowe Chizek regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; and as such no written report was provided to the Company and no oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of disagreement or a reportable event.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES
 FOR THE RATIFICATION OF THE ENGAGEMENT OF CROWE, CHIZEK AND COMPANY LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of March 15, 2001, to the knowledge of the Board of Directors, the following persons were beneficial owners of more than five percent (5%) of the Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage Owned
Keith W. Acker(2)(3) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	25,526	5.90%
Craig R. Acker(2)(4) c/o West Suburban Bancorp, Inc. 711 South Meyers Road Lombard, IL 60148	22,457	5.19%

(1)
The information contained in this column is based upon information furnished to West Suburban by the individuals named above. The number of shares presented includes shares held directly or held by certain members of the named individuals' families over which shares the named individuals may be deemed to have shared voting and investment power and shares beneficially owned through the West Suburban Bank Employee Stock Ownership Plan and Trust ("ESOP"). Inclusion of shares does not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)
A member of the Acker family. The Acker family, which consists of Ralph L. and Arlis Acker, Keith W. Acker, Kevin J. Acker, Craig R. Acker and Alana S. Acker and their related interests, owns, in aggregate, 87,850 shares of Common Stock.

(3)
The amount reported includes 6,879 shares held in the ESOP and 18,525 shares held in a family limited partnership.

(4)
The amount reported includes 6,636 shares held in the ESOP and 15,327 shares held in a family limited partnership. The amount reported also include 246 shares held jointly by Mr. Acker and his wife, as well as 248 shares held by Mr. Acker's children.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of March 15, 2001, with respect to the shares of Common Stock beneficially owned by: (i) each executive officer of the Company; (ii) each nominee for election as a director of the Company; (iii) all executive officers and directors of West Suburban as a group; and (iv) all directors and executive officers of the Company as a group.

Name and Positions Held with the Company (unless otherwise specified)	Shares of Common Stock Beneficially Owned(1)	Percentage Owned
Kevin J. Acker(2) Chairman of the Board, Vice President and Director of West Suburban and Senior Vice President, Marketing of the Bank	19,440	4.49%
David S. Bell(3) Director of West Suburban	752	0.17%
Duane G. Debs(4) President, Chief Financial Officer and Director of West Suburban and Senior Vice President and Comptroller of the Bank	936	0.22%
Charles P. Howard(5) Director of West Suburban	2,226	0.51%
Peggy P. LoCicero(6) Director of West Suburban	7,049	1.63%
Keith W. Acker(7) Chief Operations Officer of West Suburban and President and Director of the Bank	25,526	5.90%
Michael P. Brosnahan(8) Vice President of West Suburban and Senior Vice President, Loans of the Bank	1,362	0.31%
All directors and executive officers of West Suburban as a group (7 persons)	57,291	13.25%
All directors and executive officers of the Company as a group (29 persons)	142,382	32.92%

(1)
Includes stock beneficially owned through the ESOP. The information contained in this column is based upon information furnished to West Suburban by the individuals named above and the members of the designated group and includes shares held directly and in a fiduciary capacity, and held by certain members of the named individuals' families over which shares of the named individuals may be deemed to have shared voting and investment power. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)
The amount reported includes 4,968 shares held in the ESOP. The amount reported also includes 14,177 held in a family limited partnership and 116 shares held by Mr. Acker's children.

(3)
The amount reported includes 368 shares held in a family trust and 50 shares held in Mr. Bell's childrens' trust.

(4)
The amount reported includes 686 shares held in the ESOP and 250 shares held jointly by Mr. Debs and his wife.

(5)
The amount reported includes 1,064 shares held in an IRA, 832 shares held by Mr. Howard's wife and 49 shares held by Mr. Howard's children.

(6)
The amount reported includes 2,187 shares held in trusts and 42 shares held in an IRA. The amount reported also includes 257 shares held by Ms. LoCicero's husband and 714 shares held by Ms. LoCicero's children.

(7)
The amount reported includes 6,879 shares held in the ESOP and 18,525 shares held in a family limited partnership.

(8)
The amount reported includes 899 shares held in the ESOP and 463 shares held in trusts for the benefit of Mr. Brosnahan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which West Suburban's shares of Common Stock are traded. Such persons are also required to furnish West Suburban with copies of all Section 16(a) forms they file. Based solely on West Suburban's review of the copies of such forms furnished to West Suburban and, if appropriate, representations made to West Suburban by any such reporting person concerning whether a Form 5 was required to be filed for the 2000 fiscal year, West Suburban is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2000.

EXECUTIVE COMPENSATION

    Presented below is a Summary Compensation Table that sets forth the remuneration of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000:

Summary Compensation Table

	Annual Compensation
Name and Principal Position Held with the Company				All Other Compensation(3)
	Year	Salary(1)	Bonus(2)
Kevin J. Acker	2000	$285,572	$37,776	$25,500
Chairman of the Board, Vice President and	1999	$288,180	$18,902	$24,000
Director of West Surburban and Senior	1998	$251,888	$25,000	$24,000
Vice President, Marketing of the Bank
Keith W. Acker	2000	$310,571	$41,108	$25,500
Chief Operations Officer of West	1999	$317,014	$20,570	$24,000
Surburban and President and	1998	$251,945	$25,000	$24,000
Director of the Bank
Michael P. Brosnahan	2000	$239,141	$31,748	$25,500
Vice President of West Suburban and	1999	$242,442	$15,886	$24,000
Senior Vice President, Lending of the Bank	1998	$218,214	$15,000	$24,000
Duane G. Debs	2000	$223,322	$29,654	$25,500
President, Chief Financial Officer and	1999	$228,385	$14,838	$24,000
Director of West Suburban and Senior Vice	1998	$193,681	$25,000	$24,000
President and Comptroller of the Bank
James T. Chippas	2000	$140,092	$13,215	$21,011
Senior Vice President,	1999	$112,159	$5,000	$11,167
Consumer Lending of the Bank	1998	$65,036	$20,000	$—

(1)
Includes the value of insurance benefits and amounts deferred pursuant to certain Deferred Compensation Agreements (as defined below) between the Bank and the named executive officers.

(2)
Bonuses are typically paid during the quarter following the annual period to which the bonus relates.

(3)
Represents contributions by the Bank to the ESOP.

Report of the Board of Directors on Executive Compensation

    The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

    As members of the Board of Directors, it is our duty to review compensation levels of members of management, to evaluate the performance of management and to consider management succession and other related matters. In addition, the Board of Directors participates in the administration of the Company's various incentive plans, including the ESOP and reviews in detail all aspects of compensation of its executive officers.

    The Company has established an advisory committee comprised of the following individuals to make recommendations to the Board of Directors with regard to matters relating to executive compensation: Mr. David S. Bell, Ms. Peggy P. LoCicero and Mr. Charles P. Howard, each a director of West Suburban. Messrs. Walter T. Myers and John G. Williams, each a director of the Bank have also been appointed to this advisory committee.

    West Suburban has entered into employment and deferred compensation agreements with its executive officers. The agreements establish compensation packages that consist principally of a base salary amount, a deferred compensation amount and a benefit under the ESOP, as well as a discretionary bonus that has generally been awarded based upon the performance of the Company. Participation in the ESOP is not only intended to provide a retirement benefit to the executive officers, but to also serve as incentive compensation that is directly contingent upon performance of the Company. During 2000, based on benchmarks established by the Board of Directors, the Board determined that the Company's current year return on average assets was sufficient to award bonus amounts of $37,776 to Mr. Kevin J. Acker, $41,108 to Keith W. Acker, $29,654 to Duane G. Debs and $31,748 to Mr. Michael P. Brosnahan. In addition, based on benchmarks established by the Board of Directors, the Board determined that the performance in the consumer loan portfolio was sufficient to award a bonus in the amount of $13,215 to James T. Chippas. The employment agreements also provide for certain payments upon an involuntary termination of the executive officer's employment or upon a termination following a change in control of West Suburban. West Suburban did not employ a separate methodology to review the compensation of its chief executive.

    The Board of Directors and the advisory committee retained Crowe Chizek to provide comparative compensation information so as to enable the Board of Directors to evaluate the manner in which the compensation levels of its executive officers compare to executives at peer organizations. The information provided by Crowe Chizek indicated that the total direct compensation for the executive officers, as a group, of West Suburban was not in excess of the compensation levels of peer organizations within the Company's market area.

    The Board of Directors does not believe that the limitations on the deductibility of executive compensation imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended, will affect the deductibility of compensation expected to be paid during 2001 to West Suburban's executives. However, the Board of Directors will continue to evaluate the impact which Section 162(m) may have on the Company and take such actions as it deems appropriate.

Submitted by the Board of the Directors

Kevin J. Acker
David S. Bell
Duane G. Debs
Charles P. Howard
Peggy P. LoCicero

    The entire Board of Directors and an advisory committee are involved in establishing compensation and benefits for the Company's officers and employees. None of the individuals involved in this process was an officer or employee of the Company during 2000, except for Messrs. Acker and Debs, who are both executive officers. Messrs. Acker and Debs did not participate in any decisions pertaining to their respective compensation.

Shareholder Return Performance Presentation

    The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

    The Securities and Exchange Commission requires that West Suburban include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Standard & Poor's 500 Stock Index ("S&P 500") and either a nationally recognized industry standard or an index of peer companies selected by West Suburban. The Board of Directors has selected (based on their similarity in size, loan portfolios and business markets) a peer group consisting of the following four regional multi-bank holding companies located in the midwest: AMCORE Financial, Inc., First Busey Corporation, First Oak Brook Bancshares, Inc. and Old Second Bancorp, Inc. Although in prior years, the index of peer companies included Grand Premier Financial Inc. and Merchants Bancorp, Inc., these organizations are not included in the index presented below because both were acquired during 2000.

    The following table sets forth the dollar amounts of the annual Total Returns (as defined below) for the Company, the peer group and the S&P 500 which are plotted on the above line graph. "Total Return" means the sum of dividends received, assuming dividend reinvestment, and the increase (or decrease) in the share price at the end of the period compared to the beginning of the period, divided by the share price at the beginning of the period.

	Total Return Based on Initial Investment of $100.00
	1995	1996	1997	1998	1999	2000
The Company	$100.00	$119.50	$157.67	$182.36	$195.55	$219.67
S&P 500	$100.00	$122.96	$163.98	$210.84	$255.22	$231.98
Peer Group	$100.00	$130.26	$185.17	$180.22	$198.34	$180.59

    The Total Returns of the companies included in the above peer group have been assigned various weights based on their relative market capitalizations. The weights assigned to each company included in the above peer group are as follows:

	Annual Market Capitalization Weights (%)
	1996	1997	1998	1999	2000
AMCORE Financial, Inc.	45.8%	48.0%	61.0%	58.0%	53.8%
First Busey Corporation	31.1%	31.3%	14.4%	21.9%	24.3%
First Oak Brook Bancshares, Inc.	6.1%	5.4%	7.8%	6.0%	9.7%
Old Second Bancorp, Inc.	17.0%	15.3%	16.8%	14.1%	12.2%

	100.0%	100.0%	100.0%	100.0%	100.0%

Employment Agreements

    West Suburban has employment agreements with certain executive officers of the Company, including each of the individuals named in the Summary Compensation Table (the "Covered Executives"). The purpose of the employment agreements is to ensure the continued employment of the executive officers with the Company. Generally, the employment agreements of the Covered Executives are similar except for differences in the cash compensation and incentive payments of the Covered Executives.

    The employment agreements provide for a current annual base salary during 2001 equal to $258,391 for Kevin J. Acker, $283,391 for Keith W. Acker, $213,172 for Michael P. Brosnahan, $197,463 for Duane G. Debs and $135,000 for James T. Chippas. The Covered Executives received cash bonuses in the following amounts: $37,776 to Kevin J. Acker; $41,108 to Keith W. Acker; $31,748 to Michael P. Brosnahan; and $29,654 to Duane G. Debs based on certain factors that included the performance of the Company during 2000. Mr. Chippas received a bonus of $13,215. The current term of the employment agreements of each Covered Executive ends December 31, 2003, and is extended annually for an additional one-year period unless the Company or a Covered Executive provides a notice of non-renewal at least 60 days prior to the anniversary thereof. Each employment agreement terminates upon the Covered Executive's death or disability. The Company is obligated to pay or provide to the Covered Executive salary and benefits until the expiration of the then current term of the employment agreement upon involuntary termination of employment, non extension of the agreement or constructive termination by the Company, other than termination for "cause." The term "cause" is defined in each employment agreement to include, without limitation, a material violation by the Covered Executive of any applicable material law or regulation with respect to the Company's business, the conviction of the Covered Executive of a felony or the willful or negligent failure of the Covered Executive to perform his duties under the employment agreement. Under certain circumstances, upon voluntary termination of employment by the Covered Executive, the Covered Executive would be entitled to a payment equal to, in the case of Messrs. Keith and Kevin Acker, one and one-half times their then current annual base salary, in the case of Messrs. Debs, Brosnahan and Chippas, nine times their then current monthly base salary. In all instances, the Covered Executive is subject to confidentiality requirements following any such termination.

    In the event of a change in control of West Suburban, as defined under the employment agreements, and the involuntary or voluntary termination of employment of the Covered Executive, either West Suburban or its successor, is obligated to make a lump sum payment equal to three times the Covered Executive's then current annual base salary and the average of most recent three years' annual bonus. The Covered Executive is also entitled to participate in life and disability benefits for three years and medical benefits until the earlier of medicare eligibility date or the date the executive elects to become covered under another employer sponsored medical benefit plan or program. Such payment and benefits are limited to the maximum golden parachute amount allowable under the Internal Revenue Code of 1986, as amended.

Deferred Compensation Agreements

    The Company has Deferred Compensation and Split-Dollar Insurance Agreements (the "Deferred Compensation Agreements") with certain executive officers of the Company, including each of the individuals named in the Summary Compensation Table. The purpose of the Deferred Compensation Agreements is to ensure the continued employment of the executive officers with the Company and to assist the executives in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits. The amount of the benefits deferred by the Company's Chief Executive Officer and the four most highly compensated executives is included in the Summary Compensation Table under the Salary column.

AUDIT COMMITTEE REPORT

    The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by West Suburban shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

    The audit committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in the Company's annual report on Form 10-K. The audit committee is comprised solely of independent directors.

    The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and Crowe Chizek, the Company's independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by Statement on Accounting Standards No. 61 as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

Audit Fees

    The Company's independent auditor during 2000 was Crowe Chizek. The aggregate fees and expenses billed by Crowe Chizek in connection with the audit of the Company's annual financial statements as of and for the year ended December 31, 2000 and for the required review of the Company's interim financial statements included in its Form 10-Q filings for the year 2000 was $87,000.

Financial Information Systems Design and Implementation Fees

    There were no fees incurred for these services for the year 2000.

All Other Fees

    The aggregate fees and expenses billed by Crowe Chizek for all other services rendered to the Company for 2000 was $111,909.

    The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining its independence as the Company's principal auditor.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

    Some of the directors and officers of West Suburban, and some of the corporations and firms with which these individuals are associated, are customers of the Bank in the ordinary course of business, and/or are indebted to the Bank for loans in the amount of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. Management of the Company believes that loans to these individuals do not involve more than the normal risk of collectibility and were made on substantially the same terms, including interest rates and collateral provided, as those prevailing for comparable loans in transactions with others.

PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of West Suburban, 711 South Meyers Road, Lombard, Illinois 60148, no later than December 15, 2001 in order for such proposal to be included in West Suburban's 2002 Proxy Statement.

FAILURE TO INDICATE CHOICE

    IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (1) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) EACH OF THE NOMINEES. IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN PROPOSAL (2) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) SUCH PROPOSAL.

FORM 10-K

    The Company will furnish without charge a copy of its report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and the schedules and exhibits thereto, upon written request of any shareholder of West Suburban. Requests for such materials should be directed to Mr. Duane G. Debs, President, West Suburban Bancorp, Inc., 2800 South Finley Road, Downers Grove, Illinois 60515.

OTHER BUSINESS

    It is not anticipated that any matters will be presented to the shareholders other than those mentioned in this Proxy Statement. However, if other matters are brought before the meeting, it is intended that the persons named in the proxies will vote those proxies, insofar as the same are not limited to the contrary, in their discretion.

By Order of the Board of Directors,
March 29, 2001 Lombard, Illinois	/s/ Kevin J. Acker
Kevin J. Acker Chairman of the Board

ALL SHAREHOLDERS ARE REQUESTED
TO SIGN AND MAIL THEIR PROXIES PROMPTLY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
WEST SUBURBAN BANCORP, INC.

To Be Held on May 9, 2001

    The undersigned hereby appoints Keith W. Acker and George E. Ranstead and each or either of them with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of West Suburban Bancorp, Inc. to be held at 711 South Meyers Road, Lombard, Illinois on the 9th day of May, 2001 at 8:00 A.M. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged:

1.	Election of directors.
		For	Against	Abstain
	Kevin J. Acker	/ /	/ /	/ /
	David S. Bell	/ /	/ /	/ /
	Duane G. Debs	/ /	/ /	/ /
	Charles P. Howard	/ /	/ /	/ /
	Peggy P. LoCicero	/ /	/ /	/ /
2.	Ratification of Crowe, Chizek and Company LLP as the Company's independent auditors.
		For	Against	Abstain
		/ /	/ /	/ /
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

NOTE:
Please date proxy and sign it exactly as name or names appear on West Suburban's records. All joint owners of shares MUST sign in order for the proxy to be valid. State full title when signing as executor, administrator, trustee, guardian, etc. Please return proxy in the enclosed envelope.
Dated:	, 2001

Please Sign Here:

Print Name:

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 9, 2001
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
PROPOSALS OF SHAREHOLDERS
FAILURE TO INDICATE CHOICE
FORM 10-K
OTHER BUSINESS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF WEST SUBURBAN BANCORP, INC.